UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54462	20-1024732 34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road,
Malvern, Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company (CubeSmart) ☐

Emerging growth company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2021, CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership”), executed and delivered an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, the Operating Partnership, and Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters listed on Exhibit A to the Underwriting Agreement (the “Underwriters”), relating to the issue and sale by the Company (the “Offering”) of 15,525,000 common shares of beneficial interest of the Company, $0.01 par value per share (the “Common Shares”). The Common Shares sold include 2,025,000 Common Shares issued and sold pursuant to the Underwriters’ exercise in full of their option to purchase such additional shares under the Underwriting Agreement. The Offering was completed on November 19, 2021.

Pursuant to the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations and covenants.

The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the description of the material terms of the Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to such Exhibit, which is incorporated herein by reference.

The Company received net proceeds from the Offering, after deducting the underwriting discount and other estimated offering expenses payable by the Company, of approximately $765.7 million. The Company intends to contribute the net proceeds from the offering to the Operating Partnership in exchange for partnership units of the Operating Partnership having identical economic terms. The Operating Partnership expects to use all of the net proceeds of the offering to fund a portion of the approximately $1.648 billion cash purchase price, plus the payoff of approximately $40.9 million of existing indebtedness of LAACO, Ltd. (“LAACO”), for its pending acquisition of LAACO, including its portfolio of 59 open and operating self-storage properties that contain an aggregate of approximately 4.4 million rentable square feet, which includes two self-storage properties owned and operated by two joint ventures owned fifty percent by LAACO (the “Storage West Portfolio Acquisition”), which was announced on November 15, 2021 and to pay transaction expenses related thereto. If the Storage West Portfolio Acquisition is not consummated, the Operating Partnership expects to use the net proceeds from the offering for general corporate purposes, which may include funding acquisitions and other investment opportunities and the repayment or repurchase of existing indebtedness.

The Common Shares are being offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-236886) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2020, which became effective immediately upon filing. A final prospectus supplement relating to the offering and sale of the Common Shares was filed with the SEC on November 18, 2021.

In connection with the filing of the Underwriting Agreement, the Company is filing on Exhibits 5.1 and 8.1 to this Current Report on Form 8-K the opinion of its counsel.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01 Regulation FD Disclosure.

On November 19, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 16, 2021, by and among CubeSmart, CubeSmart, L.P. and Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters listed on Exhibit A thereto.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP regarding the legality of the shares offered.

8.1	Opinion of Troutman Pepper Hamilton Sanders LLP with respect to certain tax matters.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 8.1).

99.1	CubeSmart Press Release, dated November 19, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: November 19, 2021	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, its general partner

Date: November 19, 2021	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Chief Legal Officer & Secretary